© Maxeon Solar Technologies, Ltd. Code of Ethics and Business Conduct Document No. SPT-LGL-POL-42351 https://corp.maxeon.com/ Page 1 of 21 Revision A Code of Ethics and Business Conduct (Originally adopted August 20, 2020; revised March 14, 2024)

A MESSAGE FROM MAXEON’S CEO At Maxeon, we give our customers and employees the power to make a positive impact on our world and the communities where we operate. Our innovative solar technology and best-in-class sustainability practices raise the bar for the entire solar industry, as we lead the fight against climate change. And our broad global reach, combined with local expertise, make us uniquely suited to fulfill our purpose of Powering Positive Change™. How we conduct ourselves and our business, however, is as important as the ultimate outcome. As one of our core values remind us, “We hold ourselves to a higher standard,” with each of us responsible for doing the right thing and operating with ethical integrity. That’s why I’m providing you with these guiding principles. It’s critical that all Maxeon team members, consultants, vendors and suppliers, and all others who represent Maxeon, take the time to read and understand our Code of Ethics and Business Conduct. It guides our behavior in everything we do. You’ll find the answers to many of your questions in this document. If you can’t find it here, just ask your manager for guidance. You can also contact our Chief Ethics and Compliance Officer or contact the Maxeon Compliance & Ethics Helpline. We’ll keep all information confidential and treat it with the utmost discretion. We do not tolerate retaliation against anyone who seeks help or reports concerns. At Maxeon, “We thrive together” when we deliver value to our stakeholders without compromising our high ethical standards. I’m confident that each of us will place the same pride and integrity in our conduct as we do in our world-class solar products, each and every day. Sincerely, Bill Mulligan CEO, Maxeon Solar Technologies, Ltd

TABLE OF CONTENTS 1. OUR CODE ......................................................................................................................................................... 5 2. OUR ETHICAL CULTURE ...................................................................................................................................... 5 2.1. Guiding Behavior ............................................................................................................................. 6 3. COMPLY WITH THE LAW .................................................................................................................................... 6 3.1. Anti-Corruption Laws ...................................................................................................................... 7 3.2. Import-Export & Trade Laws ........................................................................................................... 8 3.3. Money Laundering Laws ................................................................................................................. 8 3.4. Competition Laws ............................................................................................................................ 8 4. ACT WITH INTEGRITY ......................................................................................................................................... 8 4.1. Personal Relationships & Conflicts of Interest ................................................................................ 9 4.2. Gifts & Entertainment ..................................................................................................................... 9 4.3. Business Opportunities ................................................................................................................. 10 4.4. Outside Employment and Inventions ............................................................................................ 10 4.5. Insider Trading .............................................................................................................................. 11 4.6. Competitive Intelligence Gathering .............................................................................................. 11 4.7. Political Activities .......................................................................................................................... 11 5. MANAGE ASSETS AND INFORMATION RESPONSIBLY ....................................................................................... 11 5.1. Protecting Maxeon’s Assets .......................................................................................................... 11 5.2. Maxeon’s Panels ........................................................................................................................... 11 5.3. Confidential Information ............................................................................................................... 12 5.4. Data Privacy and Protection .......................................................................................................... 12 5.5. Records Retention ......................................................................................................................... 13 5.6. Authority to Act for Maxeon ......................................................................................................... 13 6. REPRESENT YOURSELF AND THE COMPANY ACCURATELY ............................................................................... 13 6.1. Accurate Records and Reports ...................................................................................................... 13 6.2. Business Expenses ......................................................................................................................... 13 6.3. Communicating with our Suppliers and Customers ...................................................................... 13 6.4. Responsible Marketing .................................................................................................................. 13 6.5. Public Speaking and Press Inquiries .............................................................................................. 14 6.6. Social Media .................................................................................................................................. 14 7. IMPROVE THE PLANET AND THE COMMUNITIES IN WHICH WE OPERATE ........................................................ 14 7.1. Corporate Citizenship .................................................................................................................... 14 7.2. Environmental Stewardship .......................................................................................................... 14 7.3. Labor Practices – Human Rights and Modern Slavery .................................................................. 14

7.4. Conflict Minerals ........................................................................................................................... 15 8. THRIVE TOGETHER ........................................................................................................................................... 15 8.1. Workplace Safety and Health ........................................................................................................ 16 8.2. Non-Discrimination ....................................................................................................................... 16 8.3. Harassment-Free Work Environment ........................................................................................... 16 9. ASKING QUESTIONS, RESPONDING TO CONCERNS, AND REPORTING VIOLATIONS .......................................... 16 9.1. Seeking Guidance .......................................................................................................................... 16 9.2. Maxeon Compliance & Ethics Helpline (also known as ‘Whistleblower Hotline’) ........................ 17 9.3. Reporting Violations ...................................................................................................................... 17 9.4. Cooperation................................................................................................................................... 17 9.5. Non-Retaliation ............................................................................................................................. 17 9.6. Consequences for Violating our Code ........................................................................................... 18 Appendix Referenced and Important Maxeon Policies 18 Key Maxeon Compliance Resources and Responsibilities 20

© Maxeon Solar Technologies, Ltd. Code of Ethics and Business Conduct Document No. SPT-LGL-POL-42351 https://corp.maxeon.com/ Page 5 of 21 Revision A OVERVIEW At the core of Maxeon Solar Technologies, Ltd. (collectively with our affiliates and subsidiaries, “Maxeon”) is the commitment to conduct every activity with the highest level of integrity. Maxeon has adopted this Code of Ethics and Business Conduct (our “Code”) as a non-exhaustive set of rules and principles we at Maxeon live by each and every day. Maxeon’s core values are the foundation of our Code: We Push the Boundaries ➢ We are driven to take solar technology higher, faster and farther than ever before ➢ We are proud that our record-breaking solar technology empowers our customers to set records of their own We Hold Ourselves to a Higher Standard ➢ We believe raising the bar for the entire solar industry is essential in the fight against climate change ➢ We strive for the highest integrity, safety, quality and for panels as clean as the solar power they produce We Thrive Together ➢ Trusting our local sales and installation partners and experts around the globe keeps us a step ahead ➢ We empower our customers to make a positive impact on the world 1. OUR CODE Our Code is a statement of Maxeon’s expectations regarding personal and corporate conduct. It applies to all members of the Maxeon team, including employees, officers, directors, and Maxeon’s Board of Directors, other parties who represent Maxeon as well as to our suppliers, vendors and partners. All such personnel and corporate bodies must comply with our Code and seek to avoid even the appearance of improper behavior. Employees who violate the standards in our Code may be subject to disciplinary action, including dismissal, and violations involving illegal behavior may be reported to the appropriate authorities. Third parties that fail to live up to our Code will lose the opportunity to do business with us. If you have any questions regarding our Code, you should consult with Maxeon’s Chief Ethics and Compliance Officer. It is your responsibility to understand the legal requirements surrounding your job and areas of expertise and responsibility. While our Code covers a wide range of business practices and procedures, it does not cover every issue that may arise. More specific day-to-day procedures are outlined in Maxeon’s policies – you will find links to many of these policies throughout this document, or refer to https://corp.maxeon.com/esgpolicies Our Code and our values should guide the decisions you make on behalf of the Company. If you are ever unsure whether a particular course of action is ethical, ask yourself: • Is it consistent with Maxeon’s core values? • Is it legal, in accordance with international industry best standards and consistent with our Code and the Company’s policies, procedures and guidelines? • Will it harm the Company’s reputation or my own? If, after reviewing our policies and procedures and considering the questions above, you are still uncertain, discuss the issue with your supervisor or our Chief Ethics and Compliance Officer, or contact the Compliance & Ethics Helpline. 2. OUR ETHICAL CULTURE

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 6 of 21 Document No. SPT-LGL-POL-42351 Revision A Our culture of integrity is informed by our core values and is cultivated by the shared set of behaviors we expect all members of the Maxeon team to demonstrate. Guiding Behavior ➢ Maxeon employees must: • always tell the truth; • understand and comply with applicable laws and Maxeon policies; • read our Code at least once a year; • complete trainings and certifications required by Maxeon; • use good judgment and avoid even the appearance of improper conduct; • seek guidance when questions arise about the right course of action to take; • intervene to prevent others from acting if you become aware that they are contemplating violating the law or our Code; and • raise concerns and report possible violations of the law or our Code to their supervisor, the Compliance & Ethics Helpline, or through one of the other reporting channels outlined under the “Reporting Violations” section of our Code. ➢ Maxeon employees who manage others must: • create and foster an environment that encourages open and candid communications; • create and foster an environment that empowers employees to make ethical decisions; • periodically, but no less than once a year, discuss our Code with their team to ensure that they understand their ethical and legal responsibilities; • make sure all of their team members complete required trainings; • monitor and correct the conduct of all employees under their supervision; and • make a report to Maxeon’s Compliance & Ethics Helpline if an employee raises a concern constituting a possible violation of our Code, the law, or any Maxeon policy, and take all necessary steps to protect that employee from retaliation. ➢ In addition to individual employee accountability for creating and maintaining Maxeon’s ethical culture, Maxeon will: • encourage a “Speak Up” culture of open and candid communications; • make sure that employees who make a report about a possible violation of our Code are protected from any form of retaliation; and • diligently investigate all reports of possible violations and effectively resolve and remediate violations. 3. COMPLY WITH THE LAW As a global company headquartered in the Singapore and listed on Nasdaq in the United States, Maxeon and its local subsidiaries and affiliates are responsible for complying with Singapore laws, United States laws and the local legal, regulatory, and institutional frameworks wherever it does business. This means that you must Annual Compliance Training and Acknowledgment: All Maxeon employees and contractors are required to complete annual online training on the Code and sign the accompanying Annual Acknowledgment of Support. If practicable, Maxeon employees should also attend an in-person training on the Code provided from time to time at Maxeon’s premises around the world by a member of the Legal Department. As part of the Acknowledgement, you will be asked to confirm that you are not aware of any violations of our Code.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 7 of 21 Document No. SPT-LGL-POL-42351 Revision A follow the laws in all countries and jurisdictions to which you conduct business on Maxeon’s behalf, as well as certain Singapore and U.S. laws. In particular, you should be aware of the following legal areas that impact our business: Anti-Corruption Laws Maxeon has no tolerance for bribery or kickbacks of any kind. Regardless of local custom, industry practice, or pressure to close a deal, we will not compromise our standards or risk our reputation. Employees should be aware of and comply with the law and Maxeon’s Global Anti-Corruption Compliance Policy, available at https://corp.maxeon.com/esgpolicies. • Commercial Bribery: We award contracts to suppliers based on the integrity of our suppliers as well as quality and price. It is strictly forbidden to accept money or gifts from suppliers to influence the awarding a contract. Anything received of value over US$100 (or less, depending on the jurisdiction) must be reported under the Gifts and Entertainment Policy, available at https://corp.maxeon.com/esgpolicies. Furthermore, we market our products based on quality, service and price. No one is permitted to directly, or indirectly through third parties, offer or use inappropriate gifts, excessive entertainment or anything of value as improper means to influence customers or prospective customers. • Official Bribery: Bribing a Government official directly or indirectly is illegal in every country where we conduct business, including without limitation in Singapore under the Prevention of Corruption Act and the United States under the Foreign Corrupt Practices Act, each of which have extra- territorial jurisdiction. Bribery can result in reputational harm, significant fines and even criminal penalties against you, Maxeon’s directors and officers and/or Maxeon itself. Maxeon has zero tolerance for offering or giving anything of value, directly or indirectly, to Government officials or their family members, whether directly or through intermediaries, in order to secure official Governmental action that favors Maxeon. • Gifts to Governmental Officials: In many countries, it is considered common courtesy to provide token/ceremonial gifts or meals to governmental officials on certain occasions to help build relationships. While giving such gifts is disfavored in principle, in the rare cases where the situation merits making such a gift, all such gifts are required to meet the following criteria: o be pre-approved in accordance with Maxeon’s Global Anti-Corruption Compliance Policy; o comply with the monetary limits set forth by market in Maxeon’s Gifts and Entertainment Policy, available at https://corp.maxeon.com/esgpolicies o be given openly and transparently; o be properly recorded in the Company’s books and records; and o comply with the Singapore Prevention of Corruption Act, the US Foreign Corrupt Practices Act and any applicable local laws. Example: A Purchasing Manager runs into a former employee at a local shopping mall. The former employee now works for one of Maxeon’s potential suppliers currently engaged in a bidding process. The former employee offers the Purchasing Manager some cash ‘off the books’ if the Purchasing Manager will only provide some inside information on what other bidders are offering and help the potential supplier secure the contract. This is strictly forbidden under the Code and will result in consequences up to termination for a Maxeon employee participating in such conduct.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 8 of 21 Document No. SPT-LGL-POL-42351 Revision A Gifts and entertainment, including meals, of any kind should be avoided with Government officials before which Maxeon has pending applications, proposals, bids or other business. • Import-Export & Trade Laws: Our business operations and products touch countries all around the world, and we are accountable to laws and regulations in a number of different jurisdictions, including without limitation the United States Office of Foreign Assets Controls (“OFAC”) and the European Union Consolidated Financial Sanctions List. These laws include, among other things, embargos, export controls on tools containing sensitive technologies with ‘dual use’ potential, anti-boycott regulations, and prohibitions on traveling to or from or doing business with a sanctioned country or sanctioned entity. These laws and regulations apply to several aspects of our business, not just the physical importation and shipment of products. For example, these laws may apply to technology transfers across borders. If your work involves purchasing tools and equipment from overseas, international travel, or the sale of products, technologies, or services across international borders, review the Export Management and International Trade Compliance Policy and Procedures to be sure you understand how export laws may apply to your work. • Money Laundering Laws: Money laundering is the process by which individuals or entities try to hide or “launder” illegally received funds or otherwise make the source of their illicit funds look legitimate. No Maxeon personnel should attempt to conceal or “launder” illegally received funds or make the source of any funds appear legitimate. Be alert for and report to the Compliance & Ethics Helpline any suspicious transactions or requests such as: • large cash payments; • requests to accept payment from or to make payments to a third party or an affiliated entity, who is not party to a contract; or • requests to send funds to a country other than where the buyer or seller are located. • Competition Laws: We treat our competitors fairly and adhere to all laws designed to protect competition. Fair dealing and antitrust laws protect industry competition by generally prohibiting formal or informal agreements between competitors that seek to manipulate prices or unfairly impact competitors. Always avoid taking actions that could be interpreted as an illegal agreement with competitors (or suppliers) to restrict or diminish competition. For example, you should not: • agree with competitors to divide sales territories, assign customers; • exchange information (or make agreements) with competitors regarding pricing, contract terms, costs, marketing plans or other terms that are competitively significant; or • violate fair bidding practices or bidding quiet periods. Examples of prohibited behaviors include price fixing, limiting production, or allocating markets or territories. If you have questions or concerns, consult the Chief Ethics and Compliance Officer. 4. ACT WITH INTEGRITY Relationships are built on the quality of our products, the services that we provide and the fact that we serve our customers honestly and with integrity. Having integrity requires that we embrace good Example: Russia was recently hit with sanctions. These included sanctions against Russian companies, Russian citizens and the Russian Central Bank. The sanctions were issued by the United States, The European Union, the United Kingdom, Singapore and elsewhere. It is critical that Maxeon and its suppliers do not do business with any of the newly sanctioned entities.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 9 of 21 Document No. SPT-LGL-POL-42351 Revision A corporate practices and never allow personal interests to influence (or appear to influence) us when performing our duties. You should always act honestly, be transparent and avoid conflicts of interest when representing Maxeon. Personal Relationships & Conflicts of Interest All Maxeon personnel have a duty of loyalty to Maxeon to further its goals, to work on behalf of its best interests, and to avoid any apparent and actual conflicts between personal interests and those of Maxeon. You should not use your position at Maxeon to obtain favorable treatment for yourself, relatives, or others with whom you have a significant personal or financial relationship. This applies to product purchases (except for any employee purchase or friends and family purchase programs), sales, investment opportunities, hiring, promoting, selecting contractors or suppliers, or any other Maxeon business matter. Maxeon personnel should not participate in any business decision that could benefit an individual with whom they have a close personal or financial relationship. Additionally, personal relationships in the workplace may present an actual or perceived conflict of interest when one individual in the relationship is in a position to make or influence employment decisions regarding the other. If you find yourself in such a relationship, you must notify Human Resources so they may assist you in resolving any potential conflicts. Employees should not allow their relationships to disrupt the workplace or interfere with their work or judgment. For additional information, contact Human Resources. Employees must disclose potential or actual conflicts of interests before taking any action that may be seen as impacting their ability to make an impartial decision in Maxeon’s best interest. Declarations should be made using Maxeon’s Conflicts of Interest Disclosure and Pre-Approval Form, which is available from “the grid” or by contacting our Chief Ethics and Compliance Officer (GeneralCounsel@maxeon.com). Gifts & Entertainment Q&A: What is a conflict of interest? A situation in which a person has a private or personal interest that may influence, or appear to influence, his or her conduct as an employee or contractor of Maxeon. How do I know when a conflict of interest exists? It is important to keep in mind that it is the appearance of influence that triggers the conflict, not whether a particular person has been influenced in fact. If you are at all uncertain about a potential conflict of interest, seek guidance from your supervisor or the Chief Ethics and Compliance Officer. Can you give an example of a conflict of interest or a situation of potential divided loyalty? Example 1: Your cousin owns a business that is being considered as a potential supplier for Maxeon and you are one of the decision makers responsible for awarding the work. Example 2: You work in human resources and your friend who is recently unemployed asks you if you can help get a job they are not qualified for.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 10 of 21 Document No. SPT-LGL-POL-42351 Revision A Giving and receiving modest gifts or entertainment can strengthen our business relationships – provided that gifts and entertainment are appropriate for the situation, not offered to improperly influence a business decision, and consistent with Maxeon’s policies. While Maxeon allows certain courtesies, entertainment, modest gifts, and occasional meals for potential and existing customers or others involved with aspects of our business, such expenses must be: • reasonable and in alignment with our Gifts and Entertainment Policy, available at https://corp.maxeon.com/esgpolicies • authorized; • properly declared and recorded in the books and records of the Company; • consistent with applicable law including the Singapore Prevention of Corruption Act and the US Foreign Corrupt Practices Act; • not for the purpose of obtaining special or favored treatment; and • a customary business gift that would not embarrass Maxeon if publicly disclosed; and • infrequent. Lavish or excessive gifts or entertainment are prohibited, and giving or receiving cash or cash equivalents is viewed as a bribe or kickback and is always against Maxeon policy. Extra care should be given if the recipient of the gift or entertainment is a Government official. Maxeon has set specific guidelines relating to gifts and entertainment being provided. Business Opportunities Maxeon personnel may not take advantage of business opportunities that they learn about through their work with Maxeon or direct those opportunities to a third party unless Maxeon has already been offered and declined the opportunity. Outside Employment and Inventions Full time employees must have prior written approval from their supervisor and the Human Resources Department before providing services to another for-profit business or before participating in inventions or businesses that are in the same area as your work for Maxeon. Employees must never provide services to a competitor while they are employed by Maxeon. Any employee who obtains additional outside employment, has an outside business, or is working on an invention in areas related to the work done at Maxeon must comply with the following rules. • You may not use any time at work or any Maxeon assets for your other job, outside business, or invention. This includes using Maxeon workspace, phones, computers, Internet access, copy machines, and any other Maxeon assets or services. • You may not use your position at Maxeon to solicit work for your outside business or other employer, to obtain favored treatment, or to pressure others to assist you in working on your invention. • You must not participate in an outside employment activity that could have an adverse effect on your ability to perform your duties at Maxeon. Q&A: Do I have to follow Maxeon policy with respect to gifts if I pay for them myself? Yes. Maxeon’s policies regarding gifts and entertainment apply if the gift is given for business reasons and you are representing Maxeon, whether or not you seek reimbursement.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 11 of 21 Document No. SPT-LGL-POL-42351 Revision A • You may not use confidential Maxeon information to benefit your other employer, outside business, or invention. Insider Trading Trading in Maxeon securities while you are in possession of material non-public information, or providing a family member, friend, or any other person with a “tip,” is illegal. You should never use inside information for personal gain. Contact Stock Administration or the Chief Ethics and Compliance Officer with any questions about your ability to buy or sell securities. For additional information, guidance and advice, read the Insider Trading Policy, available at https://corp.maxeon.com/esgpolicies Competitive Intelligence Gathering Maxeon does not permit the unlawful use of trade secrets, and no one should attempt to improperly obtain proprietary or confidential information from competitors or any other company. Political Activities We respect the right of our employees to participate individually in the political process and to support candidates and political parties of their choice if allowed under applicable law. However, Maxeon has adopted specific policies that must be followed if you plan on engaging in political activities on its behalf. If you plan to do so, please first secure approval from the Chief Ethics and Compliance Officer. 5. MANAGE ASSETS AND INFORMATION RESPONSIBLY Protecting Maxeon’s Assets Employees must always exercise good judgment in using Maxeon’s assets. Personal use of Maxeon assets (such as laptops, mobile devices, printers, etc.) should be minimal, not interfere with job performance, and must comply with all laws as well as the highest standards of professionalism, decency and common sense. If you become aware of a theft or misuse of Maxeon’s property, promptly report it to your supervisor. Employees must always be diligent when using Maxeon computers, personal computing devices and otherwise accessing Maxeon applications and follow our recommendations for prevention of phishing and other breaches of data security. If you become aware of any data breaches, promptly contact our Chief Information Officer. For additional information, guidance and advice, read the Acceptable Use of Information Resources and Processing of Personal Data Policy. Maxeon’s Inventory Maxeon’s inventory of cells (and their raw materials such as copper), solar panels and other products are often stored at Maxeon premises and warehouses operated by Maxeon or by a third-party. These items are the property of Maxeon and even if defective or damaged remain the property of Maxeon and may not be taken or otherwise disposed of by Maxeon Employees without proper approvals. Please Q&A: May I serve on the board of directors of an outside enterprise or organization? Yes, as long as you obtain the appropriate approvals. Maxeon personnel must obtain written permission from their manager and a Vice President or above of the Company, as well as the General Counsel, before accepting any board positions for non-profit or for-profit organizations. Vice Presidents and above must obtain written permission from the CEO before accepting such positions. All employees should be mindful of and continue to comply with their obligations to maintain Maxeon confidential information in strict confidence in connection with the service on any boards.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 12 of 21 Document No. SPT-LGL-POL-42351 Revision A route requests through Maxeon Gives program or get approvals from our legal, human resources and tax departments. Confidential Information Confidential information can include a variety of materials and information regarding Maxeon’s operations and plans. For example, confidential information can include product development designs, patents, trademarks, copyrights, design and manufacturing processes, programming techniques and algorithms, source code, information regarding Maxeon’s financial health, salary and personnel information, and sales and marketing plans. Confidential information must be held in the strictest confidence and may not be disclosed to any third party unless the third party has signed a nondisclosure agreement approved by management. Even within Maxeon, such information should be divulged only to persons having a need to know it in order to carry out their job responsibilities. Consistent with the foregoing, you should be discreet with confidential information and not discuss it in public places. Likewise, we respect the IP rights of others and do not tolerate the unauthorized use of anyone else’s IP. Before soliciting, accepting, or using another company’s IP, please seek guidance from the Chief Ethics and Compliance Officer to ensure that you have permission and that appropriate licensing documents are in place. For additional information, guidance and advice, read our statement on the Acceptable Use of Information Resources and Processing of Personal Data and the Trade Secrets and Confidential Information Policy. Data Privacy and Protection Maxeon is committed to handling the personal data of our employees, customers, and others responsibly and in compliance with applicable data protection regulations around the world. We have implemented a variety of security measures to maintain the safety of this information. It is the responsibility of every employee to understand and consent to the Employee Privacy Notice, read and Q&A: I received an e-mail containing confidential pricing information from a competitor against whom we are bidding for a government contract. Can I use this information to improve our bid? No. If you receive confidential information under unusual circumstances, send the information back to the owner and delete all copies of it on your system. Do not share the information further. I believe disclosure of confidential Company information to a vendor or other third party is necessary and appropriate in connection with a potential transaction. Can I disclose the information? First, verify that a business need for such disclosure exists. If it does, consult with your manager as well as ensure that a non-disclosure agreement (NDA) has been executed – you should consult the Legal intranet page for NDA forms. If you still have questions, be sure to consult with the Legal Department before making any disclosure. Example: After months of hard work leading to a breakthrough in functionality, a Design Engineer copies her work onto a personal external drive and takes it home in order to make sure that she retains her work, even if she later leaves Maxeon. This unauthorized use of intellectual property (“IP”) is a violation of our Code.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 13 of 21 Document No. SPT-LGL-POL-42351 Revision A comply with Maxeon’s Global Privacy Policy, and to understand and comply with the data protection regulations that apply to the employee's work at Maxeon. Records Retention Work product created by Maxeon personnel and information collected in furtherance of Maxeon’s business are important Company assets. Accordingly, Maxeon personnel must always comply with all applicable records management policies and legal hold notices. These policies apply to all records created by Maxeon, including both hard copies and electronic files on your Maxeon computer or mobile device. For additional information, guidance and advice, read the Records Management Policy and be certain that you understand how they may apply to your work. Authority to Act for Maxeon It is your responsibility to know the limits of your authority to obligate Maxeon. Never act outside the limits of your delegated authority. For additional information, guidance and advice, consult the Corporate Approval Policy and/or your manager. 6. REPRESENT YOURSELF AND THE COMPANY ACCURATELY Accurate Records and Reports Accurate records are critical to meeting Maxeon’s legal, financial, and management obligations. Never misstate facts, omit critical information or modify records or reports in any way to mislead others, and never assist others in doing so. We maintain books and records that are accurate, complete, and fairly stated. As such, all financial transactions must be correctly and timely recorded in compliance with Maxeon’s internal controls and procedures. No unrecorded funds or assets may be created or maintained for any purpose. Creating false or misleading records is strictly prohibited and may violate a number of laws, including the US Sarbanes-Oxley Act, which may trigger both financial and criminal liability for the employee and/or Maxeon due to Maxeon’s NASDAQ listing in the United States. Business Expenses All Maxeon Personnel must comply with policies and procedures relating to business expenses, such as meal and travel expenses, and are obligated to submit accurate expense reimbursement requests supported by valid documentation. For additional information, guidance and advice, consult the Corporate Travel and Expense Policy. Communicating with our Suppliers and Customers We treat our suppliers and customers as we would expect to be treated ourselves. This means that we treat all suppliers and customers fairly. All communications with suppliers and customers should be transparent, accurate, and free from misrepresentations. We deal with suppliers and market and service our products with candor, integrity, and honesty. Responsible Marketing Example: A diligent HR Specialist saves copies of all correspondence, including all emails. In order to avoid losing emails due to automatic archiving and deletion, the HR Specialist saves work-related emails to a folder on his hard drive. The HR Specialist rarely deletes these emails. This practice likely violates Maxeon’s document retention policies, and creates additional legal risk for the company.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 14 of 21 Document No. SPT-LGL-POL-42351 Revision A Maxeon complies with all legal and regulatory requirements relating to marketing of its products and services. We market our products and services accurately and will not mislead our customers through ambiguity, exaggeration, omission, or by otherwise making false or misleading statements. We will earn our customers’ business on our own merit and not by disparaging our competitors or by making false claims about their products or services. All public disclosures or statements made to the media will be clear, contain verifiable facts, and be made by authorized individuals and through authorized channels. For additional information, guidance and advice, read the External Communications Policy. Public Speaking and Press Inquiries Employees may not speak on behalf of Maxeon, including to the media, unless they have been authorized to do so by the Corporate Communications staff. Employees permitted to speak on Maxeon’s behalf must always be truthful, accurate, and respectful in their communications. All inquiries from the press or the financial analyst community must be referred to Corporate Communications or Investor Relations. For additional information, guidance and advice, read the External Communications Policy. Social Media While Maxeon respects personal privacy, it is important to remember that what you do or say through social media channels may be attributed to Maxeon, even when it is not your intention. Be careful when posting opinions on the Internet and in particular social media such as Facebook and TikTok as well as chat groups on WhatsApp and Viber. Never assume that your posts or messages sent to large groups will be anonymous. Always act with integrity, honesty and fairness and never suggest that your posts are made on behalf of Maxeon unless you receive authorization prior to posting. 7. IMPROVE THE PLANET AND THE COMMUNITIES IN WHICH WE OPERATE Corporate Citizenship Maxeon has implemented a comprehensive Environment, Social and Governance (ESG) program, a core initiative that is one of the key ways we live our values. This includes the annual issuance of a Sustainability Report, which is the product of robust reporting on a variety of metrics driven by international industry best standards. Environmental Stewardship As a renewable energy company, Maxeon plays an important role in accelerating the transition to a regenerative economy. We are steadfastly committed to conducting a business that promotes a healthy, safe, clean and green environment. We strive to be in-line with best practices in product environmental stewardship. It is our goal to have our company be synonymous with positive environmental impact. Each employee should embrace it as their goal to preserve and regenerate our environment both individually and organizationally by contributing to Maxeon’s global environmental stewardship. Labor Practices – Human Rights and Modern Slavery Maxeon is committed to human rights. This means that Maxeon, as well as its business partners and third-party agents, complies with labor laws everywhere it operates. Importantly, we are firmly Example: A Senior Engineer is asked to give a short industry presentation during a conference on currents trends in technology in the solar power industry. Before proceeding, the Senior Engineer must receive written approval in advance from the Corporate Communications staff.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 15 of 21 Document No. SPT-LGL-POL-42351 Revision A committed to fair labor standards and prohibit slavery of all kinds (traditional and modern), human trafficking, child or forced bonded, or any other exploited labor practices, both at Maxeon and throughout our supply chain to the raw materials, including traceability measures in line with industry best practices. For more information, see our Global Human Rights Policy, available at https://corp.maxeon.com/esgpolicies Conflict Minerals Maxeon expects its suppliers and partners to know from where their resources originate and to verify that their products are not made using materials from areas of conflict, such as the Democratic Republic of Congo or neighboring countries (Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, Angola, and the Central Africa Republic). Maxeon is committed to supply chain due diligence in line with Section 1502 of the USA Dodd Frank Act and fully supports efforts to eradicate the use of conflict minerals that may directly or indirectly finance or benefit armed groups. For more information, see our Conflict Minerals Policy, available at https://corp.maxeon.com/esgpolicies Traceability Supppliers that have operational risks or use inputs, including raw materials, that are at risk of human rights and modern slavery issues either at their facilities or in their supply chains, may be required to demonstrate additional proof that their supply chains avoid any category risks through demonstrating traceability of supply chains. This will be determined on a case-by-case basis by Maxeon in its sole discretion but in many cases will require suppliers to have systematic traceability measures to ensure the provenance of the products down to the raw materials. Proving this traceability will likely require technological measures (such as for example using Manufacturing Execution System (MES) technology). Social and Traceability Audits Maxeon may require, in its sole discretion, suppliers to undergo audits to ensure compliance with the above standards, especially for social compliance at factories and traceability. These may be conducted by internal Maxeon audit teams and/or third parties at Maxeon’s discretion. In the case of social audits, Maxeon uses is the SEDEX Sedex Members Ethical Trade Audit (SMETA) methodolody as a reference point to Maxeon’s standards of social standards for suppliers. For traceability, we use as a reference point the SEAIA Protocol as one framework for how we establish traceability, and expect suppliers to do the same. Grievance Mechanism All stakeholders are encouraged to raise any grievances with respect to compliance with the above policies with your manager, Maxeon contact or at our Compliance & Ethics Helpline. Maxeon’s Legal team, Human Resources and the Investigations Coordination Committee (when appropriate) will consider any such complaints holistically, investigate and take appropriate actions to remediate. 8. THRIVE TOGETHER We value a culture of respect and have a long-standing commitment to a work environment that respects the dignity of each individual. We encourage the free exchange of ideas among our employees and strive to create an environment where employees feel comfortable expressing their ideas and opinions. We respect everyone’s perspective on how to grow our business and will be open and honest with one another. Put yourself in the shoes of a colleague who may be advocating a position or strategy different than yours. Even if you disagree, consider their alternative view and competing pressures. Do not limit yourself to thinking only about what is best for your line of business or department, but consider what is in the best interest for Maxeon overall.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 16 of 21 Document No. SPT-LGL-POL-42351 Revision A Workplace Safety and Health All Maxeon personnel are entitled to a safe, clean, and healthy working environment that complies with all relevant rules, regulations, policies and laws. To facilitate this type of environment, employees must comply with all security policies and procedures and promptly report any concerns or security threats. All jobs and processes should be planned and performed in a safe, healthy, and environmentally-sound manner. Under no circumstances should anyone bring a weapon to work. Additionally, all business activities must be conducted with all necessary permits, approvals, and controls. Maxeon will not tolerate illegal drug use or intoxication on its premises or when employees are conducting business. Maxeon’s human resources policies are available internally on the Grid Employee Services page. Non-Discrimination The diversity of our employees is a tremendous asset. We base employment decisions on merit, job qualifications, performance, and other business-related criteria and will make reasonable accommodations for the known physical or mental disabilities of an otherwise qualified applicant or employee. Maxeon is committed to providing equal opportunity in all aspects of employment and will not tolerate discrimination on the basis of race, creed, color, religion, national origin, sex, disability, sexual orientation, gender identity, age, or affiliation with a political, religious, union organization, or minority group and will comply with all applicable laws. Harassment-Free Work Environment Maxeon will not tolerate harassment of any kind. We expect all employees to behave in a respectful and professional manner at all times and avoid engaging in a disrespectful, hostile, violent, intimidating, threatening or harassing manner towards one another. This includes sexual harassment, or harassment based on religion or ethnicity or disability or other identifiable characteristics mentioned above under non-discrimination. Women@Maxeon Maxeon places particular focus on its female employees to ensure that they have boundless opportunities. There are numerous programmes throughout the year to support women and also specifically for International Women’s Day. Women at Maxeon are empowered to live their best lives (and men are encouraged to become male allies to support this flowering of female talent!). 9. ASKING QUESTIONS, RESPONDING TO CONCERNS, AND REPORTING VIOLATIONS Seeking Guidance Situations that may concern a violation of ethics, laws, or our Code may not always be clear and may require difficult judgments. Anyone who is unsure about the appropriateness of an action should ask the following questions: • Is it legal? • Is it in line with our Code, and with Maxeon’s policies and values? • How does it appear? • How does it feel? • Does it reflect positively on Maxeon? If the answer to any of these is “no” or “I don’t know,” you should ask for guidance in resolving the situation.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 17 of 21 Document No. SPT-LGL-POL-42351 Revision A Remember, our Code cannot address every situation that Maxeon and its personnel may encounter. Accordingly, you should always seek guidance whenever you are unsure of how to proceed when you have concerns. You are encouraged to contact your immediate supervisor. However, if you are uncomfortable discussing the matter with him or her, or if the response to your query is insufficient, you should contact your local HR manager, your supervisor’s supervisor (and up the reporting structure, as necessary), the Chief Ethics and Compliance Officer, or the Compliance & Ethics Helpline. Maxeon Compliance & Ethics Helpline (also known as ‘Whistleblower Hotline’) The Compliance & Ethics Helpline is available 24 hours a day, 7 days a week online or by phone to answer your questions on business conduct issues, policies, regulations and compliance with legal requirements. It also allows you to report known or potential violations of the law or our Code to Maxeon. When making a report, the more information you can provide, the easier it will be for Maxeon to investigate and appropriately respond to your report. Reports may be made in multiple languages. An independent third party administers the Helpline, including web-based reports. Where permitted, you may report anonymously. Caller ID is never used and there will be no effort to trace your call. The Helpline is committed to keeping your issues and identity confidential. Your information will be shared only with those who have a need to know, such as those involved in answering your questions or investigating and correcting issues you raise. If your information involves, finance, accounting, or auditing, the law may require that necessary information be shared with the Board of Directors. For violations of accounting and audit matters in particular, please refer to the Whistleblower Policy Regarding Accounting and Auditing Matters, available at https://corp.maxeon.com/esgpolicies. Reporting Violations You may report actual or possible violations of the law or our Code through any of the following channels: • Maxeon’s Compliance & Ethics Helpline; • Any member of Maxeon’s leadership; • Your immediate supervisor; • The appropriate Legal Counsel for your region, the Chief Legal Officer, or any other member of the Legal Department; or • A member of Human Resources. Receiving Reports of Violations: Anyone who receives a report of an actual or possible violation of our Code must: • forward the report to Maxeon’s Compliance & Ethics Helpline; • retain the report in confidence; and • refrain from personally investigating the report. Failure to Report Violations: Failure to report a violation of the law or our Code is itself a violation of our Code and may result in disciplinary action, including possible termination of employment. Cooperation Maxeon personnel are expected to cooperate fully with any Maxeon or governmental investigation of alleged violations of our Code, laws or regulations. Maxeon personnel are required to keep their knowledge and participation in any investigation confidential to help safeguard the integrity of the investigation. However, nothing in our Code precludes an employee from reporting a violation of law to a government agency, or from cooperating in any governmental investigation. Non-Retaliation

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 18 of 21 Document No. SPT-LGL-POL-42351 Revision A Maxeon will not tolerate retaliation against any employee who makes a report in good faith about a violation or possible violation of applicable law or our Code, or who participates in any investigation conducted internally or by a government enforcement agency. Employees who believe that they have been subject to retaliation should promptly report it using appropriate reporting channels listed below. This non-retaliation policy applies to: • all complaints received by Maxeon about accounting, internal controls, or auditing matters; and • the reporting of information about any possible violation of applicable laws or our Code that the reporter reasonably believes has occurred, is ongoing, or is about to occur. Consequences for Violating our Code Violating any law or our Code is a serious matter. If Maxeon determines that an employee has violated the law or our Code, that individual will be subject to disciplinary action, including possible termination of employment, loss of employment-related benefits, and, if applicable, criminal or civil proceedings. Further, Maxeon’s incentive plans and programs require compliance with the law and our Code as a condition of participation and receiving an award. An employee who violates the law within the scope of his or her employment, or who commits a serious violation of our Code, is not entitled to incentive compensation, including annual or semi-annual cash bonuses, stock options, restricted stock units, or other awards, unless prohibited by law. Q&A: What does non-retaliation mean? Anyone who in good faith reports a possible violation of our Code, or assists in the investigation of a reported violation of our Code, will be protected by Maxeon. Similarly, any person who reasonably reports any possible violation of national or local laws or regulations will be protected. This protection continues even if the report ultimately proves to be incorrect after it is investigated.

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 19 of 21 Document No. SPT-LGL-POL-42351 Revision A 1) The following Maxeon policies are available at https://corp.maxeon.com/esgpolicies Referenced and Important Maxeon Policies Maxeon Committee Charters Audit Committee Charter Compensation Committee Charter Nominating and Corporate Governance Committee Charter Governance Documents Board Diversity Statement Code of Ethics and Business Conduct (English) Code of Ethics and Business Conduct (Chinese) Code of Ethics and Business Conduct (Spanish) Code of Ethics and Business Conduct (French) Code of Ethics and Business Conduct (Japanese) Code of Ethics and Business Conduct (Malay) Code of Ethics and Business Conduct (Tagalog) Corporate Governance Principles Related Party Transactions Environmental, Social and Corporate Governance Policies Conflict Minerals Policy Global Anti-Corruption Compliance Policy (English) Global Anti-Corruption Compliance Policy (Chinese) Global Anti-Corruption Compliance Policy (Spanish) Global Anti-Corruption Compliance Policy (French) Global Anti-Corruption Compliance Policy (Japanese) Global Anti-Corruption Compliance Policy (Malay) Global Anti-Corruption Compliance Policy (Tagalog) Global Human Rights Policy Insider Trading Policy (English)

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 20 of 21 Document No. SPT-LGL-POL-42351 Revision A Referenced and Important Maxeon Policies Insider Trading Policy (Chinese) Insider Trading Policy (Spanish) Insider Trading Policy (French) Insider Trading Policy (Japanese) Insider Trading Policy (Malay) Insider Trading Policy (Tagalog) Gifts and Entertainment Powering a Circular Economy Supplier Sustainability Guidelines Whistleblower Policy Regarding Accounting and Auditing Matters (English) Whistle Blower Policy Regarding Accounting & Auditing Matters (Chinese) Whistle Blower Policy Regarding Accounting & Auditing Matters (Spanish) Whistle Blower Policy Regarding Accounting & Auditing Matters (French) Whistle Blower Policy Regarding Accounting & Auditing Matters (Japanese) Whistle Blower Policy regarding Accounting & Auditing Matters (Malay) Whistle Blower Policy Regarding Accounting & Auditing Matters (Tagalog) 2) The following Maxeon policies are available at Maxeon Document Management System (OneDMS) which is accessible by Maxeon employees only. If you would require a copy of these policies, please contact us at legalops@maxeon.com Referenced and Important Maxeon Policies Acceptable Use Policy Conflict of Interest Disclosure Form Corporate Approval and Signature Policy Corporate Travel and Expense Policy External Communication Policy Records Management

© Maxeon Solar Technologies, Ltd. https://corp.maxeon.com/ Code of Ethics and Business Conduct Page 21 of 21 Document No. SPT-LGL-POL-42351 Revision A Key Maxeon Compliance Resources and Responsibilities Resource Responsibility Chief Legal Officer and Chief Ethics and Compliance Officer Currently: Lindsey Wiedmann Deputy Chief Ethics and Compliance Officer Currently: Matthew Kasdin • Code of Conduct • Environment, Social and Governance (ESG) • Anti-Corruption • Sanctions • Conflicts of Interest • Modern Slavery • Export and International Trade • Corporate Approval Policy • Insider Trading • Government Incentives and Contracting • Compliance and Ethics Helpline • Whistleblower Policy Chief Human Resources Officer Currently: Tiffany See • Human Resources • Diversity, Equity and Inclusion Chief Information Security Officer Currently: Stephen Gani • Company-wide information security programs Vice President, Global Marketing & Sales Enablement Currently: Valentina Maggiore • Marketing and Communications Legal Director, Products & Technology Currently: Marc Robinson • Data Privacy Director, Internal Audit Currently: Fidel Elefante • Sarbanes Oxley Act (“SOX”) Compliance • Investigation Coordination Committee • Risk Management • Enterprise Risk Management • Audit Consulting Director, EHS Currently: Chin Siang Yeo • Environment, Health and Safety •